UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2020

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

____________________________________________________________________

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:
As previously announced, on September 30, 2020 (the “Petition Date”), Oasis Petroleum Inc. (“Legacy Oasis”) and certain of its wholly owned direct and indirect affiliates (together with Legacy Oasis, the “Company”) filed petitions for voluntary relief under chapter 11 of title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company’s Chapter 11 cases are being jointly administered under the caption In re Oasis Petroleum Inc., et al. (the “Chapter 11 Cases”). On September 30, 2020, the Company filed the prepackaged joint plan of reorganization of Oasis Petroleum Inc. and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”) and the related disclosure statement (the “Disclosure Statement”). Any capitalized terms not defined in this Current Report on Form 8‑K have the meanings assigned to them in the Plan.
On November 10, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan and approving the Disclosure Statement. The Plan, as confirmed, is attached to the Confirmation Order as Exhibit A. The Plan and the Confirmation Order were previously filed as Exhibits 2.1 and 99.1 to Legacy Oasis’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 13, 2020 and are hereby incorporated by reference as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K (this “Current Report”).
On November 19, 2020 (the “Effective Date”), the Plan became effective in accordance with its terms and the Company emerged from Chapter 11. As part of the transactions undertaken pursuant to the Plan, Legacy Oasis’s Existing Equity Interests (as defined below) outstanding prior to the Effective Date were cancelled. As a result, effective as of the Effective Date, Oasis Petroleum Inc., as reorganized pursuant to the Plan (“Oasis”), became the successor reporting company to Legacy Oasis pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
This Current Report is being filed by Oasis as the initial report of Oasis to the Commission and as notice that Oasis is the successor issuer to Legacy Oasis under the Exchange Act. Oasis is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. The first periodic report to be filed by Oasis with the Commission will be its Annual Report on Form 10-K for the year ended December 31, 2020.
Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement
Reserve Based Revolving Credit Facility
On the Effective Date, pursuant to the terms of the Plan, Oasis, as borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent, swingline lender and the letter of credit issuer (the “Agent”) entered into a reserve based revolving credit agreement (the “Exit Credit Facility”) with maximum aggregate commitments in the amount of $1,500.0 million. The initial borrowing base is $575.0 million until the next redetermination. The borrowing base will be redetermined semiannually on or around April 1 and October 1 of each year, with one interim “wildcard” redetermination available to each of Oasis and the Agent between scheduled redeterminations during any 12-month period. The next scheduled redetermination will be on or around April 1, 2021. The initial aggregate elected commitment amount under the Exit Credit Facility is $575 million on the Effective Date before giving effect to any outstanding letters of credit on such date.
The Exit Credit Facility provides for a $100.0 million sublimit of the aggregate commitments that is available for the issuance of letters of credit. The Exit Credit Facility bears interest either at a rate equal to (a) LIBOR plus an applicable margin that varies from 3.00% to 4.00% per annum or (b) a base rate plus an applicable margin that varies from 2.00% to 3.00% per annum. The Exit Credit Facility matures on May 19, 2024.
Oasis is required to pay a commitment fee of 0.50% per annum on the average daily unused portion of the current aggregate commitments under the Exit Credit Facility. Oasis is also required to pay customary letter of credit and fronting fees.
The Exit Credit Facility requires Oasis to maintain (i) a consolidated total net leverage ratio of less than or equal to 3.00 to 1.00 and (ii) a consolidated current ratio of greater than or equal to 1.00 to 1.00.

The Exit Credit Facility also contains customary affirmative and negative covenants, including, among other things, as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements, conduct of business, maintenance of property, maintenance of insurance, restrictions on the incurrence of liens, indebtedness, investments, asset dispositions, fundamental changes, restricted payments, transactions with affiliates, and other customary covenants.
Additionally, the Exit Credit Facility contains customary events of default and remedies for credit facilities of this nature. If Oasis does not comply with the financial and other covenants in the Exit Credit Facility, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Exit Credit Facility and any outstanding unfunded commitments may be terminated.
This summary is qualified in its entirety by reference to the full text of the Exit Credit Facility, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Guaranty and Security of the Exit Credit Facility
The obligations under the Exit Credit Facility are guaranteed by certain of Oasis’s subsidiaries (collectively, the “Guarantors” and together with Oasis, the “Credit Parties”) and secured by substantially all of the Credit Parties’ assets (subject to certain customary exceptions). On the Effective Date, the Guarantors entered into a guaranty and security agreement in favor of the Agent, for the benefit of the secured parties thereunder, pursuant to which the Guarantors guaranteed the payment and performance of all indebtedness and liabilities arising pursuant to, or in connection with, the Exit Credit Facility and the Credit Parties granted a first lien security interest in all of the collateral described therein.
Warrant Agreement
On the Effective Date and pursuant to the Plan, Oasis entered into a Warrant Agreement (the “Warrant Agreement”) with Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), which provides for Oasis’s issuance of up to an aggregate of 1,621,622 warrants (the “Warrants”) to purchase outstanding common stock, par value $0.01 per share, of Oasis, as reorganized pursuant to and under the Plan (the “New Common Stock”) to certain former holders of Existing Equity Interests in the Company, on the Effective Date in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement. On the Effective Date, holders of Existing Equity Interests will receive their pro rata share of the Warrants in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement.
The Warrants are exercisable from the date of issuance until 5:00 p.m., New York time, on November 19, 2024, at which time all unexercised Warrants will expire and the rights of the holders of such Warrants to purchase New Common Stock will terminate. The Warrants are initially exercisable for one share of New Common Stock per Warrant at an initial exercise price of $94.57 per Warrant (the “Exercise Price”).
Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of Oasis’s directors or any other matter, or exercise any rights whatsoever as a stockholder of Oasis unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of Warrants.
The number of shares of New Common Stock for which a Warrant is exercisable, and the Exercise Price, are subject to adjustment from time to time upon the occurrence of certain events, including: (1) stock splits, reverse stock splits or stock dividends to holders of New Common Stock or (2) a reclassification in respect of New Common Stock.
The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.
Registration Rights Agreement
On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties who received registrable shares of New Common Stock under the Plan (“Securityholders”).
Under the Registration Rights Agreement, Securityholders have the right to demand the Company to effectuate the distribution of any or all of its Registrable Securities (as defined in the Registration Rights Agreement) by means of an underwritten offering pursuant to an effective registration statement; provided, however, that the expected aggregate offering price is equal to or greater than $50 million of the then-outstanding Registrable Securities.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference in this Item 1.01.
Item 1.02 – Termination of a Material Definitive Agreement
Equity Interests
In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of Legacy Oasis’s equity interests outstanding prior to the Effective Date were cancelled and all such equity interests have no further force or effect after the Effective Date. Pursuant to the Plan, the holders of Legacy Oasis’s existing common stock, par value $0.01 (the “Existing Equity Interests”), outstanding prior to the Effective Date received their pro rata share of the Warrants to acquire the New Common Stock.
Debt Securities
In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes (collectively, the “Notes”) issued by Legacy Oasis and the related registration rights were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:
•6.50% senior unsecured notes due 2021 (the “2021 Notes”), issued under the indenture, by and among the Company and the other guarantors party thereto, and U.S. Bank National Association as trustee, dated as of November 10, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “November 2011 Senior Notes Indenture”);
•6.875% senior unsecured notes due 2022, issued pursuant to the Fourth Supplemental Indenture, by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated September 24, 2013, under the indenture (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated February 2, 2011;
•6.875% senior unsecured notes due 2023, issued pursuant to the Second Supplemental Indenture, by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated July 2, 2012, under the November 2011 Senior Notes Indenture;
•2.625% convertible notes due 2023, issued pursuant to the Sixth Supplemental Indenture, by and among Oasis and the other guarantors party thereto, and U.S. Bank National Association as trustee, dated September 19, 2016 (as amended, restated, supplemented or otherwise modified from time to time), under the November 2011 Senior Notes Indenture; and
•6.250% senior unsecured notes due 2026, issued pursuant to the indenture (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company and the guarantors party thereto, and U.S. Bank National Association as trustee, dated May 14, 2018.
In accordance with the Plan, the claims against and interests in Oasis were treated as follows:
•each holder of an Allowed Other Secured Claim received, at the option of the applicable Debtor and in its sole discretion: (a) payment in full in Cash of its Allowed Other Secured Claim; (b) the collateral securing its

Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code;
•each holder of an Allowed Other Priority Claim received treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code;
•each holder of an Allowed RBL Claim (i) electing to participate in the Exit Facility by entry into the Exit Facility Commitment Letter received, (x) on a dollar-for-dollar basis in exchange for the portion of its RBL Claim representing the principal of the loans owed to such lender under the RBL Credit Agreement, an equal amount of the principal of the revolving loans under the Exit Facility as of the Effective Date, upon the terms and conditions set forth in the Exit Facility Term Sheet and (y) with respect to any other portion of such holder’s RBL Claim (to the extent not already paid prior to the Effective Date, including as adequate protection pursuant to the DIP Orders), cash in an amount equal to such portion of such holder’s RBL Claim, and (ii) not electing to participate in the Exit Facility by electing not to sign the Exit Facility Commitment Letter (x) shall be deemed to have funded a Second Out Term Loan on a dollar-for-dollar basis in exchange for the portion of its RBL Claim representing the principal of the loans owed to such lender, and any of such holder’s specified default interest and any unreimbursed claims for professional fees and expenses under the RBL Credit Agreement and (y) with respect to any other portion of such holder’s RBL Claim (to the extent not already paid prior to the Plan Effective Date, including as adequate protection pursuant to the DIP Orders), cash in an amount equal to such portion of such holder’s RBL Claim. The Liens securing the loans under the RBL Credit Agreement shall be retained and deemed assigned to the administrative agent under the Exit Facility to secure the Exit Facility upon the Plan Effective Date. Notwithstanding the foregoing, on the Effective Date, any Specified Default Interest shall be discharged, released, and deemed waived by all Consenting RBL Lenders;
•each holder of an Allowed Notes Claim or an Allowed Mirada Claim received its Pro Rata share (calculated based on the aggregate amount of all Allowed Notes Claims and Allowed Mirada Claims) of 100% of the New Common Stock, subject to dilution on account of the Management Incentive Plan and the New Warrants; provided, that notwithstanding that the Mirada Claims are classified as Class 4 Claims, such claims, in lieu of any treatment as Class 4 Claims, shall be treated in accordance with the Mirada Settlement Agreement;
•each holder of an Allowed General Unsecured Claim received, at the option of the applicable Debtor: (a) payment in full in Cash; or (b) Reinstatement;
•each holder of an Allowed Intercompany Claim was, at the option of the applicable Debtor, either: (a) Reinstated; or (b) canceled, released, and extinguished and without any distribution at the Debtors’ election and in their sole discretion;
•each holder of an Existing Equity Interest other than in Oasis had such interests, at the option of the applicable Debtor, either: (a) Reinstated; or (b) canceled, released, and extinguished and without any distribution at the Debtors’ election and in their sole discretion; and
•each holder of an Existing Equity Interest in Oasis received its Pro Rata share of the New Warrants.
RBL Facility
Pursuant to the Plan, on the Effective Date, the Amended and Restated Credit Agreement, dated as of October 16, 2018 (as amended prior to the date hereof, the “RBL Facility”), by and among Legacy Oasis, as borrower, the lenders party thereto, and the Agent, was terminated and the holders of claims under the RBL Facility had such obligations refinanced through the DIP Facility (as defined below). On the Effective Date, all liens and security interests granted to secure such obligations were terminated and are of no further force and effect.

DIP Facility
Pursuant to the Plan, on the Effective Date, the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of October 2, 2020 (the “DIP Facility”), by and among Legacy Oasis, as borrower, the Company’s subsidiaries party thereto, as guarantors, the lenders party thereto, and the Agent, was terminated and the holders of claims under the DIP Facility had such obligations refinanced through the Exit Credit Facility. On the Effective Date, all liens and security interests granted to secure such obligations were terminated and are of no further force and effect.
Section 2 – Financial Information
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On the Effective Date, the Company entered into certain direct financial obligations under the Exit Credit Facility. The description of the Exit Credit Facility set forth in Item 1.01 of this Current Report is incorporated herein by reference.
Section 3 – Securities and Trading Markets
Item 3.02 – Unregistered Sales of Equity Securities
On the Effective Date, pursuant to the Plan:
•20,000,000 shares of New Common Stock were issued pro rata to holders of the Allowed Notes Claims; and
•1,621,622 Warrants to purchase 1,621,622 shares of New Common Stock were issued pro rata to holders of the Existing Equity Interests.
As of the Effective Date, there were 20,000,000 shares of New Common Stock issued and outstanding.
The New Common Stock and Warrants were issued pursuant to the Plan and were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 1145 of the Bankruptcy Code.
Item 3.03 – Material Modifications to Rights of Security Holders
As provided in the Plan, all notes, equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Company were cancelled on the Effective Date and the obligations of the Company thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Notes and the Existing Equity Interests. For further information, see the Explanatory Note and Items 1.02 and 5.03 of this Current Report, which are incorporated herein by reference.
Section 5 – Corporate Governance and Management
Item 5.01 – Changes in Control of Registrant
As previously disclosed, on the Effective Date, all of the Notes and the Existing Equity Interests were cancelled, and Oasis issued 100% of the New Common Stock to holders of the Allowed Notes Claims. For further information, see Items 1.02, 3.02 and 5.02 of this Current Report, which are incorporated herein by reference.
Item 5.02 – Departure of Directors; Election of Directors
Departure of Directors
In accordance with the Plan, Thomas B. Nusz, Taylor L. Reid, William J. Cassidy, John E. Hagale, Michael McShane, Bobby S. Shackouls and Paula Polito resigned from the Legacy Oasis board of directors (the “Legacy Oasis Board”) on the Effective Date. There were no known disagreements between such directors and Legacy Oasis which led to their respective resignations from the Legacy Oasis Board.

Appointment of Directors
As of the Effective Date, by operation of and in accordance with the Plan, the Oasis board of directors (the “Board”) consists of seven members, comprised of the Chief Executive Officer of Oasis and six additional members selected by the Required Consenting Noteholders. As of the Effective Date, by operation of and in accordance with the Plan, the following individuals were appointed to the Board: Douglas E. Brooks, Samantha Holroyd, John Jacobi, Robert McNally, Thomas Nusz, Cynthia L. Walker and John Lancaster. The Board consists of a single class of directors with the initial term of office to expire at the 2021 annual meeting of stockholders and then at the next succeeding annual meeting of stockholders thereafter or the date on which the successor of such director is elected.
The current expected committees of the Board and directors appointed to each committee are as follows:
•Audit & Reserves Committee: Ms. Walker (Chair), Mr. McNally and Ms. Holroyd.
•Compensation Committee: Mr. Jacobi (Chair), Mr. McNally and Mr. Lancaster.
•Nominating & ESG Committee: Ms. Holroyd (Chair), Mr. Jacobi, Ms. Walker and Mr. Lancaster.
In connection with their appointment, Messrs. Brooks, Jacobi, McNally, Nusz and Lancaster and Mses. Holroyd and Walker will each enter into an indemnification agreement with the Company providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to their service to the Company or its subsidiaries. This summary is qualified in its entirety by reference to the full text of the Company’s form of indemnification agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.
There is no other arrangement or understanding between Messrs. Brooks, Jacobi, McNally, Nusz and Lancaster and Mses. Holroyd and Walker and any other persons pursuant to which he or she was appointed as a member of the Board. Messrs. Brooks, Jacobi, McNally, Nusz and Lancaster and Mses. Holroyd and Walker do not have any family relationship with any director or executive officer of the Company. There is no relationship between Messrs. Brooks, Jacobi, McNally, Nusz and Lancaster or Mses. Holroyd and Walker and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Management Incentive Plan
In accordance with the Plan, the Board is adopting the Oasis Petroleum Inc. 2020 Long Term Incentive Plan (the “MIP”) effective as of the Effective Date. The MIP will provide for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, other stock-based awards, cash awards, performance awards or any combination of the foregoing. Oasis is reserving 2,402,402 shares of New Common Stock for grants of awards pursuant to the MIP. The foregoing description of the MIP is qualified in its entirety by reference to the full text of the MIP, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.
Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On the Effective Date, in accordance with the Plan, Oasis filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware secretary of state. Also on the Effective Date, in accordance with the Plan, Oasis adopted the Amended and Restated Bylaws (the “Bylaws”).
Pursuant to the Certificate of Incorporation, the authorized capital stock of Oasis consists of 60,000,000 shares of New Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share.
Each holder of shares of New Common Stock, as such, shall be entitled to one vote for each share of New Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or provided in the Certificate of Incorporation, at any annual or special meeting of stockholders, the New Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.
Subject to the rights of any then-outstanding shares of preferred stock, the holders of New Common Stock may receive such dividends as the Board may declare in its discretion out of legally available funds at any regular or special meeting. Holders of New Common Stock will share equally in Oasis’s assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Shares of New Common Stock are not subject to any redemption provisions and are not convertible into any of Oasis’s other securities.
Preferred Stock
Shares of preferred stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, if any, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of Oasis’s common stock until the Board determines the specific rights of the holders of the preferred stock. However, these effects might include:
•restricting dividends on the common stock;
•diluting the voting power of the common stock;
•impairing the liquidation rights of the common stock; and
•delaying or preventing a change in control of Oasis.
Anti-Takeover Provisions
Some provisions of Delaware law, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of Oasis by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the New Common Stock.
Number and Election of Directors
The Board shall initially consist of seven members, which may be increased from time to time by resolution adopted by a majority of the Board.
Calling of Special Meeting of Stockholders
The Bylaws provide that special meetings of stockholders may be called by the Board or by the Secretary upon proper written request by one or more stockholders of record of at least 25% of the voting power of all outstanding shares of the New Common Stock.
Amendments to the Bylaws
The Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board. These Bylaws may also be altered, amended or repealed by the stockholders, whether such Bylaws were originally adopted by them or otherwise.
Other Limitations on Stockholder Actions
Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals relating to an annual meeting must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the date of the one-year anniversary of the immediately preceding annual meeting of stockholders. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when stockholder-requested meetings need not be held.

Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the outstanding shares of capital stock entitled generally to vote in the election of directors.
Newly Created Directorships and Vacancies on the Board
Under the Bylaws, any newly created directorships resulting from any vacancies on the Board for any reason may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director.
Authorized but Unissued Shares
Under Delaware law, Oasis’s authorized but unissued shares of New Common Stock are available for future issuance without stockholder approval. Oasis may use these additional shares of New Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock could render more difficult or discourage an attempt to obtain control of Oasis by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
The Certificate of Incorporation provides that, unless Oasis consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on Oasis’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of Oasis’s current or former directors, officers, employees, agents or stockholders to Oasis or to Oasis’s stockholders, creditors or other constituents, (iii) any action, suit or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any action, suit, or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, (v) any action asserting a claim governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.
The Certificate of Incorporation provides that, unless Oasis consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for any action brought under the Securities Act.
This summary is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws, which are attached hereto as Exhibits 3.1 and 3.2 and incorporated by reference herein.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. In addition, the Company’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. The words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In addition, the Company’s forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the novel coronavirus 2019 (“COVID-19”) pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production and the expected impact on its businesses, operations, earnings and results. Forward-looking statements reflect the Company’s current expectations and assumptions regarding its business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors, including the Company’s ability to manage its business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and other factors discussed in the Risk Factors section of its SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s other filings made with the SEC. While Oasis believes its assumptions are reasonable, it cautions you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect its actual results. In addition, Oasis's actual results could be affected by the risks and uncertainties relating to the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; declines in, or extended periods of low, oil, NGL or natural gas prices; the Company’s ability to achieve its forecasted revenue and pro forma leverage ratio and generate free cash flow to meet the internally funded portion of the Company’s capital expenditures budget and to further reduce its indebtedness; the Company’s ability to manage its business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by the Company speak only as of the date on which they are made. Factors or events that could cause Oasis’s actual results to differ may emerge from time to time. Oasis disclaims any obligation to update or revise these statements unless required by securities law, and you should not place undue reliance on these forward-looking statements. Although Oasis believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements it makes are reasonable, Oasis cannot give any assurance that these plans, intentions or expectations will be achieved.
Section 7 – Regulation FD
Item 7.01 – Regulation FD Disclosure
On the Effective Date, the Company issued a press release on November 19, 2020, a copy of which is attached to this Form 8-K as Exhibit 99.2.
The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description of Exhibit

2.1
Joint Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates (Technical Modifications) (incorporated by reference to Exhibit A of the Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Debtors’ Joint Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates, filed as Exhibit 2.1 to Oasis’s Current Report on Form 8-K filed on November 13, 2020).

3.1*	Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc.
3.2*	Amended and Restated Bylaws of Oasis Petroleum Inc.
10.1*†	Credit Agreement dated as of November 19, 2020, among Oasis Petroleum Inc., as parent, Oasis Petroleum North America LLC, as borrower, the other credit parties party hereto, Wells Fargo Bank, N.A., as administrative agent, issuing bank and swingline lender and the lenders party hereto.
10.2*	Warrant Agreement, dated as of November 19, 2020, by and between Oasis Petroleum Inc., and Computershare Trust Company, N.A.
10.3*	Registration Rights Agreement, dated as of November 19, 2020, by and between the Oasis Petroleum Inc. and the holders party thereto.
10.4*	Form of Indemnification Agreement, by and between Oasis Petroleum Inc. and its officers and directors.
10.5*	Oasis Petroleum Inc. 2020 Long Term Incentive Plan.
99.1*
Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates (incorporated by reference to Exhibit 99.1 to Oasis Petroleum Inc.’s Current Report on Form 8-K filed on November 13, 2020).

99.2*	Press Release, dated November 19, 2020.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

__________________
* Filed herewith.
† Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: November 20, 2020	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary